UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2018

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55445	20-2208821
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

314 South Main Street, Forked River, New Jersey 08731

(Address of principal executive offices, including zip code)

(609) 693-8881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on Previously Issued Financial Statements

On August 21, 2018, the Board of Directors of Dream Homes & Development Corporation (the “Company”) determined that the Company’s previously issued consolidated financial statements for the year ended December 31, 2017 filed in a Form 10-K on April 17, 2018 and for the three months ended March 31, 2018 filed in a Form 10-Q on May 21, 2018 should no longer be relied upon.

During the review of the Company’s consolidated financial statements for the three months ended March 31, 2018, certain errors in the Company’s consolidated financial statements for both the year ended December 31, 2017 and for the three months ended March 31, 2018 were detected by Michael T. Studer CPA P.C. (“Studer”), our independent registered public accounting firm. The errors principally relate to the accounting for certain contracts under the “percentage of completion method” and appear to be significant. Accordingly, these previously issued financial statements should no longer be relied on.

The Company has discussed the matter disclosed in this Form 8-K with Studer. Studer concurs with the Company’s filing of this Form 8-K to state that such financial statements should no longer be relied on.

The Company expects to file in the near future an amended December 31, 2017 Form 10-K and an amended March 31, 2018 Form 10-Q containing restated consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2018

DREAM HOMES & DEVELOPMENT CORPORATION

By:	/s/ Vincent Simonelli
Name:	Vincent Simonelli
Title:	Chief Executive Officer and Chief Financial Officer